UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 3, 2006

NanoSensors, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-51007

NEVADA	20-0452700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Wyatt Drive, Suite No. 2
Santa Clara, CA 95054
(Address and zip code of principal executive offices)

(408) 855-0051
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

NanoSensors, Inc. (the “Registrant”) has entered into employment agreements with each of Ted L. Wong, its Chief Executive Officer and President and Joshua Moser, its new Vice President and Chief Operating Officer.

Employment Agreement with Ted L. Wong

The Registrant and Ted L. Wong, our Chief Executive Officer, President and Chairman have entered into an employment agreement dated as of August 3, 2006 pursuant to which:

•  Mr. Wong will continue to serve as our Chief Executive Officer, President and Chairman for an employment period of 36 months from the effective date of the employment agreement.

•  Mr. Wong will receive an annual base salary of $144,000 under the employment agreement and was granted a signing bonus of $40,000, of which $20,000 was previously paid. In addition, Mr. Wong will be entitled to a performance bonus of up to a maximum of $50,000 in the event he achieves certain milestones defined in the employment agreement.

•  In connection with his entering into the employment agreement, Mr. Wong was awarded two grants of options, both of which are subject to the approval of the Registrant’s stockholders of an equity compensation plan to be presented to them at the Registrant’s next stockholders meeting. The initial grant consisted of options to purchase 5,000,000 shares of common stock, all of which shall vest on the six month anniversary of the effective date of the employment agreement. The second grant consists of options to purchase 13,000,000 shares of common stock, which shall vest in equally monthly installments commencing on the six month anniversary date of the employment agreement. Both options shall be exercisable for a period of ten years at a per share exercise price equal to the closing price of the Registrant’s common stock on the effective date of the employment agreement. Further, all of the options granted to Mr. Wong will become immediately vested and exercisable in accordance with, and subject to, the terms and conditions of such plan, in the event of a change of control of the Registrant or if Mr. Wong is terminated without cause.

•  If Mr. Wong’s employment is terminated by us without “cause” (as defined in the employment agreement), he would be entitled to a severance payment of his base salary, at the rate then in effect, for a period of six months. If Mr. Wong’s employment is terminated by us for “cause”, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the stock options following the date of termination.

•  Mr. Wong is subject to customary confidentiality obligations, non-solicitation and non-competition that survive the termination of the employment agreement.

Employment Agreement with Joshua Moser

The Registrant and Joshua Moser, our new Vice President and Chief Operating Officer, have entered into an employment agreement dated as of August 3, 2006 pursuant to which:

•  Mr. Moser will serve as our Vice President and Chief Operating Officer for an employment period of 36 months from the effective date of the employment agreement.

•  Mr. Moser will receive an annual base salary of $120,000 under the employment agreement.

•  In connection with his entering into the employment agreement, Mr. Moser was awarded two grants of options, both of which are subject to the approval of the Registrant’s stockholders of an equity compensation plan to be presented to them at the Registrant’s next stockholders meeting. The initial grant consisted of options to purchase 4,000,000 shares of common stock, all of which shall vest on the six month anniversary of the effective date of the employment agreement. The second grant consists of options to purchase 10,200,000 shares of common stock, which shall vest in equally monthly installments commencing on the six month anniversary date of the employment agreement. Both options shall be exercisable for a period of ten years at a per share exercise price equal to the closing price of the Registrant’s common stock on the effective date of the employment agreement. Further, all of the options granted to Mr. Moser will become immediately vested and exercisable in accordance with, and subject to, the terms and conditions of such plan, in the event of a change of control of the Registrant or if Mr. Moser is terminated without cause.

•  If Mr. Moser’s employment is terminated by us without “cause” (as defined in the employment agreement), he would be entitled to a severance payment of his base salary, at the rate then in effect, for a period of six months. If Mr. Moser’s employment is terminated by us for “cause”, he (a) would not be entitled to any further compensation or benefits, and (b) would not be entitled to any additional rights or vesting with respect to the stock options following the date of termination.

•  Mr. Moser is subject to customary confidentiality obligations, non-solicitation and non-competition that survive the termination of the employment agreement.

 The above summaries are qualified in their entirety by reference to the actual employment agreements entered into between the Registrant and Messrs. Wong and Moser, respectively, copies of which agreements are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report and which are incorporated by reference in this Item 1.01 in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 concerning the grant of stock options to Messrs. Wong and Moser is incorporated herein by reference from Item 1.01 of this Current Report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 3, 2006, the Registrant appointed Mr. Joshua Moser as its Vice President and Chief Operating Officer. Mr. Moser is currently the Corporate Secretary of the Registrant. The information required to be disclosed in this Item 5.02 concerning the employment agreement between the Registrant and Mr. Moser is incorporated herein by reference from Item 1.01 of this Current Report.

Mr. Moser has been providing consulting services to the Registrant since November 2005. Pursuant to that consulting arrangement, the Registrant has paid Mr. Moser consulting fees at the rate of $6,500 per month from November 2005 through May 2006 and thereafter at the rate of $10,000 per month. Prior to working with NanoSensors, Inc., from September 1999 to October 2000, Mr. Moser was the Director of Business Development at GCN, Inc., an online market research company. From October 2000 to September 2002, Mr. Moser was a research analyst at Tufan, Inc., where he analyzed and managed investments in privately-held software, semiconductor and technology service companies. From September 2002 through February 2005, Mr. Moser was employed as a Vice President with Sherwood Partners, Inc., a business and financial advisory consulting firm that assists commercial lending institutions and venture capital firms in managing and structuring corporate turnarounds. Thereafter and before joining the Registrant Mr. Moser has been providing management consulting services, including serving as Interim Chief Financial Officer at Chuckwalla, Inc., a privately-held software company. Mr. Moser is 35 years of age and graduated from Denison University in 1994 with a B.A. in History.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2006, the Board approved an amendment to Article I, Section 1.9 of the Registrant’s Bylaws in order to eliminate a provision permitting stockholders to vote for the election of directors on a cumulative basis. As modified, this Section now provides that the Registrant’s directors shall be elected by a plurality and no cumulative voting shall be permitted. A copy of the amended Bylaws is filed as Exhibit 3.01 to this Current Report and is incorporated herein by reference.

Item 8.01	Other Events.

On August 8, 2006, the Registrant announced that it had entered into employment agreements with Dr. Wong and Mr. Moser and that it appointed Mr. Moser as its Vice President and Chief Operating Officer. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

3.1	Amended Bylaws.

10.1	Employment Agreement between the Registrant and Ted L. Wong

10.2	Employment Agreement between the Registrant and Joshua Moser

99.1	Press Release dated August 8, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NANOSENSORS, INC.

By:	/s/ Ted L. Wong
Name: Ted L. Wong
Title: Chief Executive Officer and President
Date: August 9, 2006

Exhibit Index

Exhibit No.	Description of Document

3.1	Amended Bylaws

10.1	Employment Agreement between the Registrant and Ted L. Wong

10.2	Employment Agreement between the Registrant and Joshua Moser

99.1	Press Release dated August 8, 2006